FINAL 3.23.10

CONVERTED ORGANICS LICENSES BREAKTHROUGH “GREEN” TECHNOLOGY, RETAINS LEADING EXPERT FOR NEW
INDUSTRIAL WASTEWATER MARKET DIVISION

BOSTON – March 24, 2010 — Converted Organics Inc. (NASDAQ:COIN) announced today that the Company has entered into an exclusive licensing agreement with Heartland Technology Partners (HTP), LLC to utilize HTP’s patented LM-HT™ Concentrator technology in the U.S. industrial wastewater (IWW) market. The IWW market involves the treatment of waters that have been contaminated by anthropogenic industrial or commercial activities, prior to their reuse or release into the environment. A breakthrough wastewater treatment process, the LM-HT™ Concentrator reduces carbon emissions compared to traditional technologies by using waste heat and renewable energy as thermal fuel.

Rick McEwen, former Co-owner and Vice President of Heartland Technology Partners, has been retained by Converted Organics as General Manager and President of the Company’s new IWW market division.

“Licensing HTP’s LM-HT™ Concentrator technology is the most recent step Converted Organics has taken to strategically expand our core business of converting waste materials into high-grade, environmentally-beneficial products. We believe the opportunity and scalability for this unique technology in the IWW market is enormous, and that pursuing it compliments our core business of developing high-quality organic fertilizer from organic food waste,” said Edward J. Gildea, President of Converted Organics. “We are fortunate to have Rick McEwen directing the growth and development of Converted Organics’ new IWW division. As a 30-year veteran of the solid and industrial waste industries, Rick’s business relationships, contacts and experience are extensive, and will allow us to hit the ground running in this promising new market.”

“Use of the LM-HT™ Concentrator offers significant environmental benefits, as well as certain federal financial incentives, thereby making the technology appealing to prospective customers in a variety of industries, including petrochemical, pharmaceutical, manufacturing, metal processing, food preparation, transportation and energy production,” said Mr. McEwen. “Converted Organics is uniquely positioned to provide industry-differentiating technology for the treatment of industrial wastewater. The flexible fuel source and zero liquid discharge aspects of the LM-HT™ Concentrator technology enable it to be placed in strategic locations of a company’s choosing, potentially eliminating transportation costs and reducing associated greenhouse gases emissions. I look forward to helping Converted Organics become a major player in the IWW market.”

Rick McEwen began his career at CH2M Hill, where he was involved in various solid and hazardous waste projects. He then moved to Browning Ferris Industries (BFI), which was later acquired by Allied Waste, now Republic Services (RSG). Mr. McEwen was Senior Vice President of Laidlaw Waste Systems (Canada), a $500 million dollar division of Laidlaw Inc. Upon the sale of Laidlaw Waste to Allied Waste, Mr. McEwen joined Laidlaw Environmental Services as Vice President of Planning and Operations. There he was active in the integration of Rollins Environmental and Safety-Kleen, following their acquisitions by Laidlaw Environmental Services. Mr. McEwen’s business and professional contacts were further developed recently as Vice President of Waste Management, where he covered post-collection for the Northeast. This division of Waste Management’s network is comprised of 200 transfers stations and landfills, and has generated revenue of over $1 billion.

Mr. McEwen’s tenure with Laidlaw Waste Systems as Senior Vice President of Canadian operations included residential, commercial and industrial services, such as recycling, disposal, energy from waste, and medical waste collection and incineration. As Vice President of Corporate Operations, his group managed $800 million dollars of activity, including transportation, supply chain management, purchasing, disposal/treatment technology, dredging/Brownfield re-development and dioxin management.

About the Industrial Wastewater Market

The wastewater market is comprised of three distinct segments: Industrial Wastewater (IWW), Leachate and the Produced Water. Each market has the potential to be multi-billion dollar markets for the sale of the LM-HT™ Concentrator. Converted Organics is currently focused on the IWW segment, while HTP, the inventor and patent-holder of the LM-HT™ Concentrator, is focused on the Leachate and Produced Water markets. In each of these three markets, waste heat and/or renewable fuel will be utilized as the major source of energy for the LM-HT™ Concentrator. While these projects would be cost-effective without subsidies, HTP’s proprietary Flex-Energy™ features will generate carbon credits and grants for waste heat utilization, as directed within the Energy Bill. HTP’s Flex-Energy’sTM unique attributes allow for a wide range of greenhouse gas-reducing energy sources.  Examples include landfill gas, bio-gas, coal-bed methane, and orphan gas from oil wells, along with waste heat from engines, flares, compressor stations, boilers, furnaces and incinerators.  In addition, the process can utilize wood waste and other high-Btu materials that are diverted from landfills.

About Converted Organics Inc.

Converted Organics (NASDAQ:COIN, www.convertedorganics.com), based in Boston, MA, is dedicated to producing high-quality, all-natural, organic soil amendment and fertilizer products through food waste recycling. The Company uses its proprietary High Temperature Liquid Composting (HTLC) system, a proven, state-of-the-art microbial digestion technology, to process various biodegradable food wastes into dry pellet and liquid concentrate organic fertilizers that help grow healthier food and improve environmental quality. Converted Organics sells and distributes its environmentally-friendly fertilizer products in the retail, professional turf management, and agribusiness markets.

Converted Organics’ flagship manufacturing facility is located in Woodbridge, New Jersey. A second manufacturing site is located in Gonzales, California. Converted Organics’ products have been tested in numerous field trials for more than a dozen crops with the result that, on average, the net value of the farmer’s crop increased 11-16 percent, depending on the particular crop and product application. This is due, in part, to the disease suppression characteristics of the product, which reduce or eliminate the need for other costly, often toxic, crop protection applications. In a number of lab and field trials, Converted Organics’ liquid product has been shown to be effective in mitigating powdery mildew, a leaf fungus that affects most plants and grasses and restricts the flow of water and nutrients to the plant. Increased use of nitrogen in commercial agriculture and turf grass applications, such as on golf courses, has reduced the soil’s ability to absorb nitrogen and other nutrients. Using the products produced by Converted Organics helps restore the soil by replenishing these micronutrients. This reduces the amount of nitrogen required in a virtuous cycle that benefits from long-term use. As a result, use of the product reduces chemical run-off to streams, ponds and rivers, an objective with significant long-term benefits to the environment.

Converted Organics’ products have a long shelf life compared to many other organic fertilizers. The Company’s fertilizer products can be used on a stand-alone basis or in combination with more traditional fertilizers and crop protection products. Converted Organics expects to benefit from increased regulatory focus on organic waste processing and on environmentally-friendly growing practices.

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. Forward-looking statements include the Company’s ability to successfully enter into the IWW market. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K, as updated in the Company’s quarterly reports on Form 10-Q filed since the annual report, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G INVESTOR CONTACT:	PUBLIC RELATIONS CONTACT:
Jim Blackman PR Financial Marketing 713-256-0369 jim@prfmonline.com	Pat Fiaschetti Sterling Communications 908-996-7945 sterling.pf@att.net